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EXHIBIT 10.11.1

                            REVISED LEASE AGREEMENT
                            -----------------------

     THIS REVISED LEASE AGREEMENT (the "Lease") made and entered into this 14th day of January, 1994, is by and between HTM BUILDING INVESTORS, LLC, a Colorado limited liability company, hereinafter referred to as "LANDLORD" and HI-TECH MANUFACTURING, INC., a Colorado corporation, hereinafter referred to as "TENANT";

                                   WITNESSETH

     In consideration of the covenants, terms, conditions, agreements and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

1. LEASED PREMISES

     Landlord hereby leases unto Tenant portions of a certain building (as identified below) with approximately 80,696 square feet of total space and those related improvements, buildings, parking areas and facilities (the "leased premises") located at 12520 Grant Avenue, Thornton, Colorado as more particularly described as Lot 1B, Block 8, Subdivision of Lot 1, Block 8, Washington Square Subdivision Amended, Adams County Colorado.

     Portion of the building leased during the period January 1994 through December 1994: Approximately the 40,000 square feet of the building consisting of the west one-half of the manufacturing floor. The portion of the building not leased to the Tenant is the office space and the east one-half of the manufacturing floor. During 1994, it is understood that the Landlord may lease the office space and the east one-half of the manufacturing floor to an additional tenant for a period not to exceed two years.

     Portion of the building leased during the period January 1995 through April 2003: The entire building if not otherwise leased by the Landlord during 1994. To the extent that the building is leased by the Landlord to an additional tenant (for a term not to exceed two years), Tenant will be provided a rent credit equal to the net monthly proceeds realized by the Landlord from the additional tenant.

2. TERM

     A.   Initial Term

          The term of this Lease shall commence at 12:00 noon on the 14th day of January, 1994, and unless terminated or extended as herein provided for shall end at 12:00 noon on the 14th day of April, 1999.

     B.   Possession
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          Tenant acknowledges that Landlord is giving possession of the leased premises to Tenant, in its "as is" condition, on the initial commencement date for purposes of beginning demolition and construction of tenant improvements to be performed by Tenant and that the leased premises is not now ready for occupancy by Tenant for its intended use. Landlord shall not be subject to any liability for, the validity of this Lease shall not be impaired nor shall the Lease terminate or be extended, nor shall the rent be abated because of the current condition of the leased premises.

3. RENT/DEPOSIT

     A.   Initial Basic Rent (See Exhibit A)

          In consideration for Landlord's covenants and agreements contained herein, Tenant hereby covenants and agrees to pay to Landlord at the address of Landlord as set forth herein a basic monthly rent as set forth on Exhibit A attached hereto and by this reference incorporated herein, payable without deduction, set off, demand, or notice in advance on the first day of each calendar month.

     B.   Receipt

          Landlord acknowledges receipt of the sum of Fifty-two Thousand Four Hundred Eighty-eight and No/100 U.S. Dollars ($52,488.00) paid by Tenant upon the execution hereof being in payment of the security deposit of $40,000 plus first month's rent.

     C.   Proration of Rent for Partial Months

          If the lease term begins on other than the first day of a month, rent from such date until the first day of the next succeeding calendar month shall be prorated on the basis of the actual number of days in such calendar month and shall be payable in advance. If the lease term terminates on other than the last day of the calendar month, rent from the first day of such calendar month until such termination date shall be prorated on the basis of the actual number of days in such month and shall be payable in advance.

     D.   Partial Payments of Rent

          No payment by Tenant or receipt by Landlord of an amount less than the basic monthly rental provided for herein shall be deemed to be other than on account of the earliest rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or other payment without prejudice to Landlord's right to recover the balance of all rent then due, and/or to pursue any or all other remedies provided for in this Lease, in law, and/or in equity including, but not limited to, eviction of Tenant.

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     E.   Security/Damage Deposit

          Tenant has deposited the sum of Forth Thousand and No/100 U.S. Dollars ($40,000) with the Landlord, the receipt of which is hereby acknowledged (except that if such payment is made by check this receipt is subject to collection) as security for the complete and faithful performance by Tenant of each and every item, covenant, and condition of this Lease including, but not limited to, payment of rent and care of leased premises as set forth in Paragraph 8 hereof. In the event that Tenant defaults in any terms, agreements, covenants, and conditions of this Lease, Landlord, at its sole discretion, may use, apply or retain the whole or any part of the security/damage deposit for payment of any damage to the leased premises or the building on the leased premises or other losses, cost, or rent in default or for any other sum which Landlord expends or incurs by reason of Tenant's breach or default of this Lease. Notice shall be given to Tenant of the possible use of the security deposit for repairs. Tenant shall have a reasonable amount of time to respond as to such use of the funds. Landlord, at Landlord's sole discretion, may commingle all or any portion of the security/damage deposit with Landlord's other funds and may use and/or deposit any portion or all of the security/damage deposit in an interest bearing or non-interest bearing account. The security/damage deposit is not, and shall not be deemed or construed to be, an advance payment or partial payment of rent or any other cost due from Tenant pursuant to this Lease. After each application or retention of all or any part of the security/damage deposit by Landlord and upon Landlord's oral or written demand to Tenant, Tenant shall pay to Landlord the amount of the security/damage deposit so applied or retained so that the total amount of the security/damage deposit during the term of this Lease or any renewal thereof shall be equal to its original amount, and in the event that Tenant fails to pay the amount requested by Landlord within five (5) days after Landlord's request, Tenant shall be in default of this Lease. Landlord will identify and specify any problems and communicate, in writing, to Tenant within 30 days after lease termination. The security/damage deposit, less any amounts used, applied or retained under the terms of this Lease will be mailed to Tenant within sixty (60) days after the later of the following to occur: (a) the termination of this Lease; or (b) after delivery to Landlord of the entire possession of the leased premises defined in Paragraph 5 hereof. In the event that Tenant occupies the leased premises for less than the initial term as set forth in Paragraph 2(A) hereof, the security/damage deposit shall be retained by Landlord and shall not be returned to Tenant.

4. TAXES/ASSESSMENTS/UTILITIES

     This Lease is a triple net lease to the Landlord, and as such, during the term hereof (as extended), Tenant shall have the following obligations:

     A.   Taxes and Assessments.

          Tenant shall pay and be solely responsible for all real estate taxes assessed against the improvements of which the leased premises are part. For purposes of this Lease, the term "real estate taxes" shall refer to all general and special real estate taxes, all special assessments,

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mall assessments, if any, and all other taxes, fees, rates, charges, levies or assessments levied upon or assessed against the real property or the improvements on the leased premises by any governmental, quasi-governmental, or private authority or any tax or assessment specifically imposed in lieu of such taxes, fees, rates, charges, levies or assessments, but excluding any income, profit, or business tax charged or levied against Landlord. Should real estate taxes assessed against the improvements on the leased premises increase due to the construction of improvements by, or for the benefit of, the Tenant, Tenant shall pay as additional rent all of such increase in taxes which is attributable to the value of the Tenant improvements. Reasonable expenses, including attorneys' fees incurred by Landlord in contesting or in determining whether or not to contest the levying, imposition, or amount of any such real estate taxes or in obtaining or attempting to obtain reduction of any real estate taxes, shall be added to and included in the amount of any such real estate taxes. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any real estate taxes and may settle, compromise, consent to, waive or otherwise determine in Landlord's discretion any real estate taxes without consent or approval of Tenant.

     B.   Personal Property Taxes.

          Tenant shall be responsible and pay for any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the leased premises by Tenant.

     C.   Utilities

          Tenant shall be responsible for obtaining in its name and shall promptly pay as and when the same become due and payable, all charges for heat, gas, water, sewer, electric services and any other utility service used or consumed in the improvements on the leased premises. No interruption, malfunction or failure in the supply of any utility to the leased premises or the improvements on the leased premises shall constitute an actual or constructive eviction or a breach of Landlord of any of its obligations hereunder, or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder, including the obligation to pay rent or grant Tenant any right of set off or recoupment. Upon termination of this Lease or abandonment of the leases premise, Tenant shall terminate, cancel or transfer to another party as directed by Landlord any and all utilities including water, sewer, gas, heat, electric services, telephone services, and any other utility service used or consumed which are the responsibility of or listed with the utilities service companies in the name of Tenant and Tenant hereby irrevocably appoints and constitutes Landlord as its agent and attorney in fact to effect such cancellation, termination, transfer or assignment of such utility services if Landlord in its sole discretion elects to do so.

     D.   Estimate

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          Landlord shall estimate annual real estate taxes relating to leased premises and compute as additional rent based upon the estimated taxes, which is payable monthly in equal installments, in advance on the first day of each month during the term hereof. Landlord shall readjust the additional rent annually based upon the actual taxes for the preceding period and shall apply any excess paid by Tenant as an estimate to Tenant's obligations to pay such additional rent in the next period. If the total amounts paid by Tenant as additional rent are insufficient to pay the actual real estate taxes for such period, Tenant shall pay the deficient amount within ten (10) days after Landlord notifies Tenant of the amount of deficiency due from Tenant, and such amount shall be considered additional rent under the terms hereof. In the event the first and last years of this lease are not calendar years, the liability of Tenant for real estate taxes under the terms of this Paragraph 4 shall be prorated with Tenant being liable for those number of days during which this Lease was in effect.

     E.   Reimbursement

          If Tenant fails to make any payments hereunder and Landlord elects to pay such amounts, Tenant shall be obligated to reimburse Landlord immediately for such amounts without notice, together with interest thereon as a rate of 18% per anum and such amount shall be deemed additional rent hereunder. Nothing contained herein shall require Landlord to make such payments on behalf of Tenant.

5. HOLDING OVER

     In the event that Tenant shall not immediately surrender possession of the leased premises at the termination of this Lease, Tenant shall become a tenant from month to month only if rent is paid to and accepted by Landlord in advance at the rate of 110% of the rental payable hereunder just prior to the termination of this Lease. Unless and until Landlord accepts such rental from Tenant, Landlord shall be entitled to retake or recover possession of the leased premises as provided in case of default on the part of Tenant and Tenant shall be liable to Landlord for any loss or damage it may sustain by reason of Tenant's failure to surrender possession of the leased premises immediately upon expiration of the term of this Lease, or, if applicable, the last properly exercised extended term hereof as provided in Paragraph 29. No holding over by Tenant shall operate to renew or extend this Lease, other than as provided in Paragraph 29, without the written consent of Landlord to such renewal or extension having been first obtained. If Tenant shall fail to surrender possession of the leased premises immediately upon such term expiration, Tenant hereby agrees that all obligations, including those for rent, of Tenant and all rights of Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy whether or not the month to month tenancy shall have been created as aforesaid. For purposes of this Lease, Tenant shall be deemed to have not surrendered possession of the leased premises if Tenant has failed to cancel, terminate, assign, or transfer any of the utility services as provided in Paragraph 4 hereof, and if any utility service company fails or refuses to accept the power of attorney of Landlord set forth in Paragraph 4, or if Tenant exercises or refuses to release any other control or authority over, or with regard to, the leased

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premises regardless of whether or not Tenant is in physical possession of the leased premises including, but not limited to, failure to return keys, failure to remove personal property from the leased premises, or failure to cancel telephone service to the leased premises or to the improvements on the leased premises.

6. MODIFICATIONS OR EXTENSIONS

     No modification, amendment or extension of this Lease shall be binding unless in writing, signed by the parties hereto and endorsed hereon or attached hereto.

7. SIGNS/CONSTRUCTION -- LANDLORD'S APPROVAL-TENANT'S RESPONSIBILITY

     A.   Signs

          Tenant shall not erect any sign in, on or near the leased premises or the improvements on the leased premises regardless of size or value without the prior written consent of Landlord, and all such signs approved by the Landlord pursuant hereto shall strictly conform to Landlord's requirements and specifications for the sign and placement and attachment thereof.

     B.   Construction - Tenant's Responsibility

          During the term of this Lease, and subject to the provision of Paragraph 7(C) hereof, Tenant may, at Tenant's expense, erect inside partitions, add to existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning, or make such other changes or alterations to the lease premises as Tenant may desire. At the end of this Lease, all such fixtures, equipment, additions and/or alterations (except machinery and equipment related to Tenant's business operations and other trade fixtures installed by Tenant) shall be and shall remain the property of Landlord; provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, including machinery and equipment related to Tenant's business operations and other trade fixtures, equipment, additions and/or alterations and restore the leased remises to the condition existing immediately prior to such change and/or installation, normal wear and tear except, all at Tenant's costs and expense. All such work shall conform to all applicable governmental requirements and shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord. Any and all repairs, changes and/or modifications to the leased premises shall be the responsibility of and at the cost of Tenant.

     C.   Construction -- Landlord's Approval

          Tenant shall not make any improvement, addition, deletion change, construction or alteration to the interior or exterior of the leased premises or the improvements, the cost of which is in excess of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) without the written approval of Landlord being obtained by Tenant prior to the commencement of such work.

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     D.   Roof

          Prior to the cutting of any holes in the roof and/or any exterior surfaces and prior to any work being performed and/or any equipment being installed on the roof or exterior of the building or leased premises by Tenant, Tenant shall obtain the written approval of Landlord. Any repairs required as a result of work by Tenant shall be the responsibility of Tenant, and all costs thereof shall be paid by Tenant.

     E.   Security/Bond for Work

          As a condition to the granting of any approval required pursuant hereto, Landlord shall have the right to require Tenant to furnish a bond or other security acceptable to Landlord sufficient in the opinion of Landlord to assure completion of any payment for all such work to be so performed.

     F.   No Approval or Security for Work - Landlord's Remedies

          Landlord's right or option to inspect the leased premises or the improvements on the leased premises or to provide management or on-site supervision of the leased premises or the improvements or any actual such inspection, management or on-site supervision shall not be a waiver of Landlord's right to withhold written approval of any work to be done by Tenant as provided in this Paragraph 7 or of Landlord's right to require Tenant to furnish a bond or other security pursuant to Paragraph 7(E). Landlord's right to withhold or deny such written approval of Tenant's proposed or actual improvement, addition, deletion, change, construction or alteration and to require and receive from Tenant a bond or other security as provided in paragraph 7(E) shall be waived only if Landlord specifically and in writing, signed by Landlord, waives either or both such rights under this Paragraph 7.
In the event that Tenant commences any improvement, addition, deletion, change, construction or alteration as provided in paragraph 7 without the written approval of Landlord prior to the commencement of such work, and/or fails to furnish a bond or other security acceptable to Landlord pursuant to Paragraph 7(E). Landlord shall be entitled to exercise any of its remedies as provided in this Lease for default by Tenant as well as any remedies available to Landlord in law or in equity including injunctive relief and eviction of Tenant.

8. CARE OF LEASED PREMISES - RESPONSIBILITY

     During the term of this Lease, Tenant agrees to keep and maintain the interior of the leased premises in good clean condition and repair at Tenant's cost and expense. Tenant further agrees to return the leased premises at the end of the term to Landlord in as good condition as when received. Tenant further agrees to be responsible for any repairs and/or maintenance required for any part of the improvements on the leased premises and its fixtures and equipment where such repair and/or maintenance is necessitated by actions, inactions and/or activities

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conducted on the leased premises by Tenant and/or Tenant's licensees, invitees, employees, contractors, servants and/or legal representatives.

9. COMMON AREA AND EXTERIOR MAINTENANCE

     Tenant shall maintain or shall obtain the services of a third party to maintain the roof and exterior of the building, the exterior grounds and all common areas of the improvements on the leased premises, including without limitation, parking lots, green areas, sidewalks, entrances, and corridors, in good repair and condition. Tenant shall be responsible for and pay all such costs associated with such maintenance, including without limitation, the cost and expenses incurred for maintenance; repairs, utilities; janitorial services; building security; snow removal, lawn mowing, gardening, watering, shrub care and replacement, and removal of trash, rubbish, garbage and other refuse, maintenance and repairs; the cost of personnel to implement such services, to direct parking and to police the areas; roof and building structure maintenance and repair costs.

10. GOVERNING LAWS AND CARE OF GROUNDS - TENANT

     Tenant shall abide by and conform to all present and future laws and ordinances of any governmental or quasi-governmental authority having jurisdiction over the leased premises. Tenant shall not allow any accumulation of trash or debris on the leased premises or within any portion of the improvements on the leased premises. All receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the rear and/or other service door provided therefore. In the event the leased premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the leased premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant shall not commit or suffer any unlawful act or waste on the leased premises nor shall Tenant permit any nuisance to be maintained in the leased premises or permit any disorderly conduct, common noise or other activity having a tendency to annoy or disturb any occupant of any part of the improvements on the leased premises and/or any occupants of any adjoining or neighborhood property.

11. LIABILITY FOR OVERLOAD

     Tenant shall be liable for the cost of any damage to the leased premises caused by Tenant, the improvements on the leased premises, or the sidewalks and pavements adjoining the same resulting from the movement of heavy articles. Tenant shall not unduly load or unload the floors of any part of the leased premises or the improvements on the leased premises.

12. GLASS AND DOOR RESPONSIBILITY

     All glass and doors on the leased premises shall be the responsibility of the Tenant. Any replacement or repair shall be promptly completed by and at the expense of the Tenant.

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13. RULES AND REGULATIONS

     Landlord reserves the right to adopt and promulgate reasonable rules and regulations applicable to the leased premises and the land and improvements on the leased premises from time to time to amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto.

14. USE OF PREMISES

     Tenant shall use the leased premises for office, manufacturing and warehouse purposes which shall include the sale and offering for sale of all of the goods, wares and merchandise and the performance of such services as are usually incidental to such business but Tenant shall refrain from the sale of merchandise and performance of services not usually incidental to such businesses. Tenant may operate other business at the leased premises only with Landlord's prior written approval, which approval shall not be unreasonably withheld. Tenant shall keep the business being conducted on the leased premises open for business during normal business hours of all business days applicable to such business. Nothing in this lease shall be construed as granting Tenant an exclusive right to the sale or furnishing of any particular merchandise or service. Tenant shall continuously and uninterruptedly during the term of this Lease occupy and use the leased premises for the purposes hereinabove specified unless prevented from so doing by causes beyond Tenant's control. No auction, fire or bankruptcy sales may be conducted in the leased premises or on the improvements or on real property on the leased premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall not carry any stock of goods or do anything in or about the leased premises which will, in any way, void or make voidable or tend to increase the rates for any insurance on the leased premises and/or the improvements on the leased premises and/or the real property on which said improvements are located. Tenant agrees to pay, as additional rent, an amount equal to any increase in the insurance premiums that may be charged during the term of this Lease for the amount of the insurance carried by Landlord on the total improvements on the leased premises when such increase results from activities carried on by Tenant on the leased premises or the improvements or real property on the leased premises, whether or not Landlord has consented to the same.

15. INSURANCE - RESPONSIBILITY OF TENANT

     A.   Insurance

          Tenant shall procure, pay for and maintain comprehensive public liability insurance providing coverage from any loss or damage occasioned by an accident or casualty, about or adjacent to the leased premises which policy shall be written on an "Occurrence Basis" with limits of not less than $2,000,000 liability coverage and $2,000,000 property damage coverage. In addition thereto, Tenant shall maintain all risk insurance on its personal property

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located on the leased premises and covering all of Tenant's leasehold improvements, fixtures and alterations, in an amount not less than 100% of the full replacement cost and shall maintain business interruption insurance or rent insurance in an amount sufficient to fund Tenant's rental obligations under this Lease. Certificates of such insurance listing Landlord as an additional insured shall be delivered by Tenant to Landlord immediately after commencement of this Lease and at any and all times requested by Landlord and shall provide that said coverage shall not be changed, modified, reduced or canceled without thirty (30) days prior written notice thereof being given to Landlord.

     B.   Landlord Coverage

          The Landlord shall have and maintain in effect at all times, fire, extended coverage and vandalism and malicious mischief, and general liability insurance in such amounts as shall be determined appropriate by Landlord on the leased premises. Within thirty (30) days after notification of the amount of the premium for such insurance, Tenant shall pay to Landlord, as additional rent due under the terms hereof, the amount of such premium. If necessary, the amount due pursuant to this Paragraph 15 shall be prorated on the basis of the ratio of the portion of the term of this Lease within the term of the policy for which the premium charge has been made to the total term of the policy for which the premium charge has been made.

     C.   Estimate

          Landlord shall estimate annual insurance relating to leased premises and compute as additional rent based upon the estimated annual insurance. The additional rent is payable in equal monthly installments, in advance, on the first day of each month during the term hereof. Landlord shall readjust the additional rent annually based upon the actual cost for the preceding period and shall apply any excess paid by the Tenant as an estimate to Tenant's obligations to pay such additional rent in the next period. If the total amounts paid by the Tenant as additional rent are insufficient to pay the actual costs for such period, Tenant shall pay the deficiency amount within ten (10) days after Landlord notifies Tenant of the amount of deficiency due from Tenant and such amount shall be considered additional rent under the terms hereof.

16. REGULATIONS ON USE - TENANT'S RESPONSIBILITY

     It shall be Tenant's sole and exclusive responsibility to meet all fire regulations of any governmental unit having jurisdiction over the leased premises as such regulations affect Tenant's operations, all at Tenant's sole cost and expense. Tenant further agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the insurance underwriter and any governmental authorities having jurisdiction thereof.

17. DAMAGE TO LEASED PREMISES/IMPROVEMENTS

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     In the event of any damage to the leased premises or the improvements on the leased premises, including the equipment in the improvements or in the event of malfunction or other failure of such equipment, Tenant agrees to give Landlord notice of such damages, malfunction or failure as soon as possible after receiving notice of such damage, malfunction or failure. In the event the leased premises and/or the improvements on the leased premises shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of the Landlord, it is not feasible to repair or rebuild same, Landlord shall have the option and right to terminate this Lease upon written notice to Tenant. If the leased premises shall be partially damaged by fire or other casualty, except if caused by Tenant's negligence or misconduct, and said leased premises are not rendered untenantable for Tenant's purposes thereby, as determined by Landlord, an appropriate reduction (determined by Landlord) of the rent shall be allowed for the unoccupied portion of the leased premises until repair thereof shall be substantially completed. If Tenant disagrees with Landlord's conclusions on tenantability or the amount of reduction of rent, the parties shall submit such disputed determinations for binding decision by a mutually acceptable real estate professional. If the leased premises are rendered untenantable thereby, except if caused by Tenant's negligence or misconduct, Tenant may, at its election, terminate this Lease by written notice to Landlord within fifteen (15) days after the day of the damage. If Tenant elects not to terminate the Lease and the damage was not caused by Tenant's negligence or misconduct, the rent shall abate in proportion to the loss of use of the leased premises by Tenant during such untenantability. If the damage was caused by Tenant's negligence or misconduct, Tenant shall remain liable for the full rent and other charges and obligations hereunder, unless Landlord determines repair or reconstruction is not feasible and Landlord exercises its above option to terminate this Lease.

18. INSPECTION OF AND RIGHT OF ENTRY TO LEASED PREMISES

     A. Tenant has inspected the leased premises and accepts the same in the condition that exists as of the date hereof. No representation or warranty express or implied has been made by or on behalf of Landlord as to the condition of the leased premises or as to the use that may be made of same.

     B. Landlord and/or Landlord's agents and employees shall have the right to enter the leased premises at all times during regular business hours and at all times during emergencies, to examine the leased premises, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all materials into and upon said leased premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, and Landlord shall not be liable to Tenant for reason of loss or interruption of business of Tenant or otherwise. In the event of forcible entry into the leased premises by Landlord or Landlord's agents, employees, invitees or licensees as a result of any emergency, Tenant shall pay all costs or damages and agrees to indemnify and hold harmless Landlord for any liability, costs or damages including attorneys' fees as a result of such emergency forcible entry. Landlord reserves the right, at any time during

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the term thereof, to exhibit the leased premises to any prospective purchaser of the improvements on the leased premises and/or to place upon the leased premises, and/or the improvements on the leased premises, a notice or sign indicating the property is for sale or mortgage financing or posting notices of nonresponsibility under any mechanic's lien law, and during the six (6) months prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the leased premises to prospective tenants and may place upon the leased premises and/or the improvements notices indicating the lead premises are for lease.

19. DEFAULT - REMEDIES OF LANDLORD

     A.   Default/Repossession or Reletting

          If the Tenant shall default in the payment of rent (basic or additional) or, if after 30 days written notice of default, Tenant shall remain in default in the keeping of any of the terms, covenants, or conditions of this Lease to be kept and/or performed by Tenant, Landlord may immediately, or at any time thereafter declare this Lease terminated and reenter the leased premises, remove all persons and property therefrom, without being liable to indictment, detainer, and repossess and enjoy the leased premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, elect to treat this Lease as still in effect and relet the leased premises or any part thereof for the account of Tenant. The Landlord shall receive and collect the rents therefor and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense and commissions and charges paid by Landlord in reletting the leased premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. Whether or not the leased premises or any part thereof be relet, Tenant shall pay the Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or of such recovered possession, as the case may be, and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any. In the event of any default by Tenant, and regardless of whether the leased premises shall be relet or possessed by Landlord, any fixtures, additions, furniture, and the like then on the leased premises may be retained by Landlord.

     B.   Tenant - Bankruptcy or Insolvency

          In the event an assignment of Tenant's business or property shall be made for the benefit of creditors, or if the Tenant's leasehold interest under the terms of this Lease shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case at Landlord's option with or without notice, Landlord may terminate this Lease and immediately retake possession of the leased premises without the same working any forfeiture of the obligations of Tenant hereunder.

     C.   Abandonment - Tenant's Property

          In the event Tenant is in default under the terms hereof, and by the sole determination of Landlord, has abandoned the leased premises, Landlord shall have the right to remove all the Tenant's property from the leased premises and dispose of said property in such manner as determined best by Landlord, all at the cost and expense of Tenant and without liability of Landlord for the actions so taken.

     D.   Personal Property Lien

          Tenant hereby grants to landlord a lien on and security interest in all of Tenant's personal property and fixtures (and proceeds thereof) now or hereinafter located in the leased premises or the improvements on the leased premises for the payment of all rentals, charges and expenses due or to become due pursuant hereto, except for those items leased by Tenant from third parties. Said lien shall attach to such property only in the event of Tenant's default, and said lien shall continue unless the default is cured with 30 days following default. Tenant hereby specifically waives any and all exemptions to such lien allowable by law. Upon default of Tenant in the payment of any rental expenses or other charge due under the terms hereof, Landlord may take possession of any or all of the said personal property and fixtures either to its own use or for the purpose of selling said property at a public or private sale, and out of the money derived from such sale Landlord shall pay the amount due Landlord for the said rent expenses and charges and all costs growing out of the enforcement of this lien, including reasonable attorneys' fees, paying the surplus, if any, to Tenant. If the property or any portion thereof is offered for sale, Landlord may become the purchaser of the property.

     E.   Remedies Non-inclusive

          In addition to any remedy granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available by statute, in law or in equity. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered inclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder whether now or hereafter existing at law or in equity or by statute. Further, all or any powers and remedies given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient by Landlord.

     F.   Landlord's Delay or Omission

          No delay or omission of Landlord to exercise any right or power arising from any breach or default shall impair any such right or power or shall be considered to be a waiver of any such breach or default or acquiescence thereof. The acceptance of rental or any part thereof by Landlord shall not be deemed to be a waiver of any breach or default of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

     G.   Landlord's Liability

          Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease for any cause, including without limitation, Landlord's own negligence or willful default, shall be limited to Landlord's interest in the improvements on the leased premises.

20. LEGAL PROCEEDINGS - RESPONSIBILITY

     In the event of any proceeding at law or in equity wherein Landlord, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of Tenant's interest in the leased premises or, in the event Landlord shall be required to commence any legal proceedings relating to the leased premises and/or Tenant's occupancy thereof and/or Tenant's relation thereto and/or to enforce Tenant's agreements and covenants herein, Landlord shall be allowed and Tenant shall be liable for and shall pay all costs and expenses incurred by Landlord, including reasonable attorneys' fees and such costs and expenses shall be additional rent.

21. HOLD HARMLESS BY TENANT

     Tenant hereby indemnifies and holds Landlord harmless from and against any and all liability, claims, losses, damages, expenses, costs, judgments and/or demands arising from the conduct of Tenant on the leased premises and/or on account of any operation, action or inaction by Tenant and/or from any breach or default on the part of Tenant or any act of negligence of Tenant, its agents, contractors, servants, employees, licensees or invitees; or any accident, injury or death to any person or damage to any property in or about the leased premises.

22. ASSIGNMENT, SUBLETTING OR LEASEHOLD MORTGAGE

     Tenant shall not assign the Lease or pledge or mortgage the leasehold interest granted herein. Tenant shall not sublet the leased premises without the Landlord's prior review of the proposed sublease and written consent. If this Lease is assigned, or if the leased premises or any part thereof is sublet, or occupied by anyone other than the Tenant, the Landlord may, after default by the Tenant, collect rent from the assignee, subtenant, or occupant and apply the net amount collected against all rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from further performance by the Tenant of the covenants in this Lease. The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant or subsequent assignee or sublessee from obtaining the consent in writing of the Landlord to any further assignment or subletting.

23. SALE OF TENANT'S BUSINESS

     In the event that Tenant sells its business or completes an initial public offering of its stock, Tenant shall notify Landlord of such sale or offering no less than thirty (30) days and no more than one hundred twenty (120) days before the scheduled closing date (or offering date). Within thirty (30) days after receipt of such notification, Landlord and the proposed purchaser of Tenant's business (or Tenant in the case of a public offering) hereinafter Buyer, shall enter into and execute a new lease for the remainder, after the actual closing date, of the then current term of this Lease, which new lease shall contain the same terms, conditions, and agreements as contained in this Lease provided that, at Landlord's sole discretion, the then current basic monthly rental shall be increased to the then current fair market rental rate for similar property and provided further that Buyer shall have an option to extend the term of the new lease only for such additional terms as remain for potential exercise by Tenant pursuant to Paragraph 29 hereof. All other terms and conditions of this Lease shall be agreed to by Buyer in the new lease. In the event such new lease is entered into and executed by Landlord and Buyer within thirty (30) days after receipt of notification of sale or offering by Landlord from Tenant as set forth hereinabove, this Lease shall terminate on the date of closing of the sale of Tenant's business to Buyer or the successful completion of the public offering. In the event that such new lease is not entered into and executed by Landlord and Buyer within the said thirty (30) days after receipt of notice of sale or offering by Landlord or in the event that the sale of Tenant's business to Buyer does not close (or the public offering is not completed), this Lease shall not terminate but shall continue in full force and effect and the new lease shall be unenforceable. Any new lease entered into pursuant to this Paragraph 23 shall be contingent upon the closing of the sale from Tenant to Buyer (or the completion of the public offering).

24. WARRANTY OF TITLE

     Landlord covenants it has good right to lease the leased premises in the manner described herein and that Tenant shall peaceably and quietly occupy and enjoy the leased premises during the term of the Lease. If such enjoyment is not provided, Tenant shall have right to cancel this lease with 30 days prior written notice.

25. GOVERNMENTAL ACQUISITION OF PROPERTY

     The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the real property and improvements thereon on the leased premises, it being understood and agreed that any financial settlement respecting land or improvements thereon or portions thereof or rights therein to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum received and Tenant hereby waives any and all claim thereto. After the taking of the property, Landlord shall attempt to provide the same amount of square feet of land area and usable building space for Tenant's operations in the immediate vicinity of the leased premises and in the event Landlord cannot so do, this Lease shall terminate automatically, but Tenant shall not receive payment of any form of compensation. The taking of real property, improvements thereon, portions thereof, or rights therein as noted herein shall not be considered as a breach or default of this Lease by Landlord, nor give rise to any claims by Tenant for damages or compensation from Landlord.

26. CHANGES AND ADDITIONS TO IMPROVEMENTS - LANDLORD

     Landlord reserves the right at any time to make alterations or additions to the improvements on the leased premises and/or to build additions or other structures unto, or adjoining, said improvements. Landlord also reserves the right to construct other buildings and/or improvements in the immediate area of the improvements in which the leased premises are located and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the leased premises to Tenant. Landlord further reserves the exclusive right to the roof of the improvements on the leased premises except as provided for in this Lease. Landlord also reserves the right at any time to relocate, vary and/or adjust the configuration or layout of any of the improvements, access parking areas or other common areas relating to and/or including the land and/or improvements on the leased premises, provided, however, that all such changes shall be in compliance with the minimum requirements, or with the approval of, governmental authorities having jurisdiction over the property.

27. SUBORDINATION

     The Tenant agrees that its lease rights will be subordinate to those of any lending institutions making any loan upon the real property on the leased premises. Although not necessary to effect such subordination, Tenant further agrees to sign all documents reflecting this subordination when and if requested by the Landlord and to deliver all such documents with Tenant's signature to Landlord with ten (10) calendar days after Landlord requests Tenant to sign such documents. Tenant hereby appoints Landlord as its attorney-in-fact, irrevocably, to execute and deliver any such instrument on Tenant's behalf.

28. ESTOPPEL CERTIFICATE

     Tenant shall, and agrees to, execute, acknowledge and deliver to Landlord, at any time within ten (10) calendar days after request by Landlord, a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified), the date of commencement of this Lease, the dates on which rent has paid, and such other information as landlord shall request. It is acknowledged by Tenant that any such statement is intended to be delivered by Landlord to and to be relied upon by purchasers, prospective purchasers, mortgagees, prospective mortgagees, beneficiaries and prospective beneficiaries under deeds of trust, or assignees thereof.

29. OPTION TO RENEW

     Upon full and complete performance of all terms, covenants and conditions of this Lease by Tenant and payment of all rental and other amounts due under the terms hereof, Tenant shall be given the option to renew this Lease for two separate and successive additional terms of 5 years each. In the event Tenant desires to exercise said option, Tenant shall give written notice of such fact to Landlord not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the expiration of the then current term of this Lease, as extended. In the event of such exercise, this Lease shall be deemed to be extended for the additional period; provided, however, the Tenant is currently not in default hereunder and Landlord shall have the right to increase the basic monthly rental as provided in this Lease for the extended term based on the monthly rent for the last month hereunder before the extension period as increased by the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers (1990=100) for the Denver Metropolitan Area for each month during the extended term. Landlord shall further have the right to make any further adjustments and/or assessment of charges against Tenant as herein provided for. In the event of exercise of said option, any funds retained by Landlord as herein provided for shall be continued to be so held subject to the same terms and conditions.

30. ATTORNMENT

     In the event of a foreclosure or voluntary or involuntary sale or conveyance of the improvements the leased premises such sale or conveyance shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event, Tenant agrees to look solely to the responsibility of the successor in interest to Landlord in and to this Lease. Subject to the provisions of Paragraph 27, the Lease shall not be affected by any such foreclosure, sale or conveyance and Tenant agrees to attorn to the purchaser, assignee or successor in interest of Landlord.

31. MECHANICS LIENS - REMOVAL OF TENANT

     The Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant upon credit, and no mechanics or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of the Landlord in and to the leased premises or to the Tenant's leasehold estate or to the improvements on the leased premises. Whenever any mechanics lien shall have been filed against the leased premises or the improvements on the leased premises, based upon any act or interest of the Tenant or of anyone claiming through the Tenant, or if any security agreement shall have been filed for or affecting any materials, machinery, or fixtures used in the construction, repair or operation thereof or annexed thereto by the Tenant, the Tenant shall immediately take such action by bonding, deposit or payment as will remove the lien or security agreement. If the Tenant has not removed the lien within thirty (30) days after notice by Landlord to the Tenant, the Landlord may pay the amount of such mechanics lien or security agreement or discharge the same by deposit, and the amount so paid or deposited, with interest thereon, shall be deemed additional rent reserved under this Lease, and shall be payable forthwith with interest at the rate of eighteen percent (18%) per annum from the date of such advance, and shall be subject to the same remedies to the benefit of Landlord as in the case of default in the payment of rent herein provided.

32. ENVIRONMENTAL MATTERS

     A.   Definitions

          (1)  "Hazardous Material" means any substance:

          (a) which is or becomes defined as a "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," pollutant or contaminant under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto; or

          (b) the presence of which on the leased premises causes or threatens to cause a nuisance upon the leased premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the leased premises or requires investigation or remediation under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto.

          (2) "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorization, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities, of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

          (3) "Environmental Damages" means all claims, judgments, injuries, damages (including without limitation damages for diminution in the value of the leased premises and adjoining property and for the loss of business from the leased premises and adjoining property), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, and of any good faith settlement of judgment, or whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforseeable, including without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, beneath the leased premises or migrating or threatening to migrate to or from the leased premises or the existence of a violation of "Environmental Requirements" pertaining to the leased premises.

     B.   Obligation to Indemnify, Defend and Hold Harmless

          (1) Tenant, its successors and assigns, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all "Environmental Damages" arising from activities of Tenant or its employees, agents, or invitees which
(a) result in the presence of "Hazardous Materials" upon, about or beneath the leased premises or migrating to or from the leased premises; or (b) result in the violation of any "Environmental Requirements" pertaining to the leased premises and the activities thereon:

          (a)  Landlord;

          (b) any other person who acquires a portion of the leased premises in any manner, including but not limited to through purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Landlord under this Lease; and

          (c) the members, managers, directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons.

          (2) This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Landlord.

          (3) The obligations of Tenant in this section shall survive the expiration or termination of this Lease.

     C.   Notification

          If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of "Environmental Requirements," or liability of Tenant for "Environmental Damages" in connection with the leased premises or past or present activities of any person thereon, or that any representation set forth in this Agreement is not or is no longer accurate, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice, or communication or correcting information by Tenant, a written description of such information or condition, together with copies of any documents evidencing same.

     D.   Negative Covenants

          (1) Except in strict compliance with all Environmental Requirements, Tenant shall not cause, permit or suffer any "Hazardous Material" to be brought upon, treated, kept stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the leased premises or any portion thereof by Tenant, its agents, employees, contractors, tenants or invitees, or any other person without prior written consent of Landlord.

          (2) Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, or invitees, or by any other person of a violation of any "Environmental Requirements" upon, about or beneath the leased premises or any portion thereof.

     E.   Right to Inspect

          Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the leased premises at any reasonably time (following reasonable notice where feasible) to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the leased premises and the activities thereon with "Environmental Requirements" and the existence of "Environmental Damages". Tenant hereby grants to Landlord the right to enter the leased premises and to perform such tests on the leased premises as are reasonably necessary in the opinion of Landlord to conduct such reviews and investigations. Landlord shall use reasonable efforts to minimize interference with the business of Tenant but Landlord shall not be liable for any interference caused thereby. Tenant shall provide to Landlord copies of all manifests, permits, reports, test results, and analyses submitted to any environmental agency within ten (10) days of submittal.

     F.   Right to Remediate

          Should Tenant fail to perform or observe any of its obligations or agreements pertaining to "Hazardous Materials" or "Environmental Requirements," then Landlord shall have the right, but not the duty, without limitation, upon any of the rights of Landlord pursuant to this Lease, to enter the leased premises personally or through its agents, consultants or contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in section A above.

33. INTEREST ON PAST DUE OBLIGATIONS

     Any amount due to Landlord not paid when due shall bear interest at one and one-half percent (1.5%) per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

34. LATE CHARGE

     The Landlord shall have the right to collect from Tenant, in addition to any amounts due under Paragraph 33 above, a monthly collection service charge for any payment due to Landlord hereunder which is delinquent ten (10) days or longer, said charge being One Hundred Twenty

Five and No/100 dollars ($125.00) or three percent (3%) of said payments, whichever sum shall be greater.

35. MEMORANDUM OF LEASE - RECORDING

     The parties hereto agree that either this Lease or any memorandum hereof may be recorded only by and in the sole discretion of Landlord.

36. NOTICE PROCEDURE

     All notices, demands and requests which may or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly served if delivered personally to Tenant or an employee of Tenant or sent to Tenant by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Tenant at the leased premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord; and, such as are to be given to Landlord shall be deemed to have been properly given if personally delivered to Landlord or if sent to Landlord, by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Landlord at HTM Building Investors, LLC, 410 South Sunset, Suite 100, Longmont, Colorado 80501 or at such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing.

37. CONTROLLING LAW

     All the terms, conditions, and agreements of this Lease shall be construed and governed by the laws of the State of Colorado. Any dispute between the parties hereto arising out of the relationship as Landlord and Tenant pursuant to this Lease shall be resolved pursuant to the laws of the State of Colorado and any litigation regarding such disputes shall be instituted and pursued in Denver, Colorado and in no other jurisdiction.

38. BINDING UPON SUCCESSORS - DUPLICATE EXECUTION

     The delivery of this completed lease form to Tenant shall not be deemed an offer to lease to Tenant unless this Lease is signed by Landlord. Once this Lease is signed by both Tenant and Landlord, the covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease. Tenant hereby acknowledges receipt of one of these duplicate original Leases.

39. PARTIAL INVALIDITY

     If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to be affected by such invalidity or unenforceability and each and every other term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law. It is also the intention of the parties to this Lease that in lieu of each clause and provision of this Lease that is illegal, invalid, or unenforceable, there be added as part of this Lease a clause or provision as may be possible in order to make that clause legal, valid and enforceable.

40. MISCELLANEOUS

     All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof.
Throughout this Lease, wherever the words "Landlord" and "Tenant" are used, they shall include the apply to the singular, plural persons, both male and female, companies, partnerships and corporations and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though original included in said lease.

     IN WITNESS WHEREOF, the parties have executed this Lease in duplicate as of the date hereof.

                              LANDLORD:

                              HTM BUILDING INVESTORS, LLC, a Colorado
                                limited liability company


                              By: /s/ David C. Puchi
                                  ______________________________________
                                  David C. Puchi,
                                  Manager

                              TENANT:

                              HI-TECH MANUFACTURING, INC., a Colorado
                                 corporation


                              By: /s/ Edward Johnson
                                  ______________________________________
                                  Edward Johnson,
                                  President

EXHIBIT A
---------


                    Basic Monthly Rent
                    ------------------

1.   Jan-94      12,488
2.   Feb-94      12,488
3.   Mar-94      12,488
4.   Apr-94      12,488
5.   May-94      12,488
6.   Jun-94      12,488
7.   Jul-94      12,488
8.   Aug-94      12,488
9.   Sep-94      12,488
10.  Oct-94      12,488
11.  Nov-94      12,488
12.  Dec-94      12,488
13.  Jan-95      19,238
14.  Feb-95      19,238
15.  Mar-95      19,238
16.  Apr-95      19,238
17.  May-95      19,238
18.  Jun-95      19,238
19.  Jul-95      19,238
20.  Aug-95      19,238
21.  Sep-95      19,238
22.  Oct-95      19,238
23.  Nov-95      19,238
24.  Dec-95      19,238
25.  Jan-96      27,000
26.  Feb-96      27,000
27.  Mar-96      27,000
28.  Apr-96      27,000
29.  May-96      27,000
30.  Jun-96      27,000
31.  Jul-96      27,000
32.  Aug-96      27,000
33.  Sep-96      27,000
34.  Oct-96      27,000
35.  Nov-96      27,000
36.  Dec-96      27,000
37.  Jan-97      27,000
38.  Feb-97      27,000
39.  Mar-97      27,000
40.  Apr-97      27,000
41.  May-97      27,000
42.  Jun-97      27,000
43.  Jul-97      27,000
44.  Aug-97      27,000
45.  Sep-97      27,000
46.  Oct-97      27,000
47.  Nov-97      27,000
48.  Dec-97      27,000
49.  Jan-98      27,000
50.  Feb-98      27,000
51.  Mar-98      27,000
52.  Apr-98      27,000
53.  May-98      27,000
54.  Jun-98      27,000
55.  Jul-98      27,000
56.  Aug-98      27,000
57.  Sep-98      27,000
58.  Oct-98      27,000
59.  Nov-98      27,000
60.  Dec-98      27,000
61.  Jan-99      27,000
62.  Feb-99      27,000
63.  Mar-99      27,000